EXHIBIT 99.1

NEWS RELEASE

For Immediate Release	Contact: Howard Kaminsky, Chief Financial Officer
investorrelations@sportchalet.com
(818) 949-5300 ext. 5728

SPORT CHALET TO HOLD CONFERENCE CALL
TO REVIEW THIRD QUARTER RESULTS

~Earnings release after market close on February 6, 2013~
~Conference call at 2:00 p.m. Pacific Time~

Los Angeles, California – (January 31, 2013) – Sport Chalet, Inc. (Nasdaq: SPCHA, SPCHB), a leading operator of full-service, specialty sporting goods stores, today announced that it plans to release its financial results for the third quarter ended December 30, 2012 after the market closes on Wednesday, February 6, 2013.  The Company will also host a conference call on the same day.

Sport Chalet will host a conference call and audio webcast, both open to the public, on Wednesday, February 6, 2013  at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).  Investors will have the opportunity to listen to the earnings conference call over the internet through an audio webcast located at http://www.media-server.com/m/p/pnqjom3g.  To listen to the live call, please go to the website at least fifteen minutes early to register and download and install any necessary audio software.  The conference call may also be accessed by dialing (866) 700-7441 and entering passcode 57175936.  A dial-in replay of the call will be available approximately two hours after the conference call through Midnight Pacific Time on Friday, March 8, 2013 by dialing (888) 286-8010 and entering passcode 78384903.

About Sport Chalet, Inc.

Sport Chalet, founded in 1959 by Norbert Olberz, is a leading, full service specialty retailer with 54 stores in Arizona, California, Nevada and Utah; Sport Chalet online at www.sportchalet.com; and a Team Sales Division.  The Company offers over 50 specialty services for the sports enthusiast, including online same day delivery, climbing, backcountry skiing, ski mountaineering, avalanche education, and mountain trekking instruction, car rack installation, snowboard and ski rental and repair, Scuba training and certification, Scuba boat charters, team sales, gait analysis, baseball/softball glove steaming and lacing, racquet stringing, and bicycle tune-up and repair at its store locations.